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                                                            	EXHIBIT 3(a)

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            GREIF BROS. CORPORATION

 	FIRST:  The name of this Corporation is GREIF BROS. CORPORATION.

 	SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

 	THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as the same exists or may hereafter be amended.

 	FOURTH: The total number of authorized shares of the capital stock of this Corporation is forty-nine million, two hundred eighty thousand (49,280,000), divided into two classes, namely: Class A Common Stock and Class B Common Stock, all of which shall be without nominal or par value.
The total number of shares of such Class A Common Stock authorized is thirty-two million (32,000,000) shares, without nominal or par value. The total number of shares of such Class B Common Stock authorized is seventeen million, two hundred eighty thousand (17,280,000) shares, without nominal or par value. The description of said classes of stock and the designations, preferences and restrictions, if any, and the voting powers or restrictions or qualifications of such Class A Common Stock and Class B Common Stock are as follows:

 	The Class A Common Stock shall be entitled to receive, in each and every year, cumulative dividends at the rate of One (1) Cent per share per annum, payable quarterly on the first day of January, the first day of April, the first day of July and the first day of October in each and every year, before any dividend, whether in cash, property, stock or otherwise, shall be declared, set apart for payment or paid upon the Class B Common Stock. Such dividends upon the Class A Common Stock shall be cumulative from and after the date of original issue thereof.

 	In any year, after the full dividend at the rate of One (1) Cent per share for such year and any and all arrearages thereof for preceding years shall have been declared and paid to, or set apart for the Class A Common Stock, the Class B Common Stock shall be entitled to receive noncumulative dividends up to the amount of One Half (1/2) Cent per share, provided, however, and upon the condition that the surplus or net profits of the Corporation, after the payment of any such dividends to the Class B Common Stock, shall be at least equal to the sum required for payment in full of the aforesaid cumulative dividends on the Class A Common Stock for one (1) year.

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                                                    EXHIBIT 3(a)  (continued)

 	Out of any further distribution of surplus or net profits by way of dividend in any year in excess of the aforesaid dividends upon the Class A Common Stock and upon the Class B Common Stock, the Class A Common Stock and the Class B Common Stock shall be entitled to share in such further distribution in the proportion of One (1) Cent per share for said Class A Common Stock to One and One-Half (1-1/2) Cents per share for said Class B Common Stock.

 	Dividends upon either class of stock shall be payable only out of the surplus or net profits of the Corporation as determined by the Board of Directors and only as and when declared by the Board of Directors, but may, in any year, be paid out of such surplus or net profits whether arising during the same year or accrued during prior years.

 	In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, the Class A Common Stock shall be entitled, out of the assets of the Corporation, to be paid cumulative dividends accrued thereon and Fifteen and Five-Eighths Cents ($.15625) for each share of such Class A Common Stock before any distribution or payment shall be made to the Class B Common Stock, and after such payment in full to the Class A Common Stock, as aforesaid, the Class B Common Stock shall be entitled to be paid the sum of Fifteen and Five-Eighths Cents ($.15625) for each share of Class B
Common Stock; and after such payment in full to the Class A Common
Stock, and the sum of Fifteen and Five-Eighths Cents ($.15625) per share to the Class B Common Stock, as aforesaid, any remaining assets to be distributed shall be distributed to the Class A Common Stock and the Class B Common Stock, share and share alike.

 	The Class A Common Stock shall have no voting power nor shall it be entitled to notice of meetings of the stockholders, all rights to vote and all voting power being vested exclusively in the Class B Common
Stock. If, at any time, however, and whenever four (4) quarterly cumulative dividends upon the Class A Common Stock shall be in default or unpaid in whole or in part, the Class A Common Stock shall have the same voting power as the Class B Common Stock, to-wit: One (1) vote for each share of stock, and shall be entitled to receive notices of meetings of shareholders; and such voting power shall so continue to vest in the Class A Common Stock until all arrears in the payment of cumulative dividends upon the Class A Common Stock shall have been paid and the dividends thereon for the current dividend shall have been declared and the funds for the payment thereof set aside. However, if and when thereafter the defaulted dividends shall be paid in full and provisions made for the current dividend as herein provided (and such payments shall be made as promptly as shall be consistent with the best interest of the Corporation) the Class A Common Stock shall be divested of such voting power and the voting power shall then revest exclusively

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                                                    EXHIBIT 3(a)  (continued)

in the Class B Common Stock; but subject always to the same provisions for the vesting of such voting power in the Class A Common Stock in case of any similar default or defaults in the payment of four (4) quarterly cumulative dividends upon the Class A Common Stock and the revesting of such entire voting power in the Class B Common Stock in the event that such default or defaults shall be cured as above provided.

 	Such Class A Common Stock and Class B Common Stock may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof.

 	FIFTH: The Board of Directors of the Corporation shall have the power to adopt, amend, or repeal the by-laws of the Corporation. The by-laws of the Corporation, as adopted or amended by the board of directors, may be amended or repealed by the stockholders of the Corporation.

 	SIXTH: A director or officer of the Corporation shall not be disquali-fied by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent, or otherwise. No transaction or contract or act of the Corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm of which any director or officer is a shareholder, director, or trustee, or any trust of which any director or officer is a trustee or beneficiary, is in any way interested in such transaction or contract or act. No director or officer shall be accountable or responsible to the Corporation for or in respect to any transaction or contract or act of the Corporation or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director, or trustee, or any trust of which he is a trustee or beneficiary, is interested in such transaction or contract or act; provided that the fact that such director or officer or such firm or corporation or such trust is so interested shall have been disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify, or approve any such contract or transaction or act, and any officer of the Corporation may take any action within the scope of his authority respecting such contract or transaction or act with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, director, or trustee, or any trust of which he is a trustee or beneficiary, were not interested in such contract or transaction or act. Without limiting or qualifying the

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                                                    EXHIBIT 3(a)  (concluded)

foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of the Corporation has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

 	SEVENTH: No stockholder shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock.

 	EIGHTH: To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary duties as director.

 	NINTH: To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, the Corporation may purchase or otherwise acquire shares of stock of any class issued by it for such consideration and upon such terms and conditions as may be authorized by the Board of Directors, in its discretion, from time to time.

 	TENTH: Subject to any necessary voting percentage requirements provided in this Amended and Restated Certificate of Incorporation (as the same exists or may hereafter be amended) or the Corporation's Amended and Restated By-Laws (as the same exists or may hereafter be amended), the Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the General Corporation Law of Delaware, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

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